Earnings Release

Mastercard Incorporated Reports First Quarter 2025 Financial Results

•First quarter net income of $3.3 billion, and diluted earnings per share (EPS) of $3.59
•First quarter adjusted net income of $3.4 billion, and adjusted diluted EPS of $3.73
•First quarter net revenue of $7.3 billion, an increase of 14%, or 17% on a currency-neutral basis
•First quarter gross dollar volume up 9% and purchase volume up 10%, on a local currency basis
Purchase, NY - May 1, 2025 - Mastercard Incorporated (NYSE: MA) today announced financial results for the first quarter 2025.

“We started 2025 strong with net revenue growth of 14% year-over-year, or 17% on a currency-neutral basis. This was aided in part by cross-border volume growth of 15%1,” said Michael Miebach, Mastercard CEO. “Our steady drumbeat of innovation continues. We launched Mastercard Agent Pay, our new Agentic Payments Program, and will work with companies like Microsoft and OpenAI. And we announced a strategic partnership with Corpay to deliver an enhanced suite of corporate cross-border payment solutions. While there is uncertainty in the world, we’ve built a diversified, resilient business model and proven strategy that enables us to effectively navigate various economic environments.”

Quarterly Results

First Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q1 2025	Q1 2024	Reported GAAP	Currency-neutral
Net revenue	$7.3	$6.3	14%	17%
Operating expenses	$3.1	$2.7	13%	15%
Operating income	$4.1	$3.6	15%	18%
Operating margin	57.2%	56.8%	0.4 ppt	0.8 ppt
Effective income tax rate	18.6%	15.4%	3.3 ppt	3.5 ppt
Net income	$3.3	$3.0	9%	12%
Diluted EPS	$3.59	$3.22	11%	15%

Key First Quarter Non-GAAP Results [2]			Increase / (Decrease)
$ in billions, except per share data	Q1 2025	Q1 2024	As adjusted	Currency-neutral
Net revenue	$7.3	$6.3	14%	17%
Adjusted operating expenses	$3.0	$2.6	13%	14%
Adjusted operating margin	59.3%	58.8%	0.5 ppt	0.9 ppt
Adjusted effective income tax rate	19.1%	15.9%	3.2 ppt	3.4 ppt
Adjusted net income	$3.4	$3.1	10%	13%
Adjusted diluted EPS	$3.73	$3.31	13%	16%
[1] Mastercard-branded programs only; on a local currency basis.
[2] The Key First Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 10 (“First Quarter Special Items”) and/or the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses). See page 10 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q1 2025 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 9%	up 15%	up 9%
The following information is provided to aid in understanding Mastercard’s first quarter 2025 results, versus the year ago period.
•Net revenue increased 14%, or 17% on a currency-neutral basis. This includes a 1 percentage point increase from acquisitions. The remaining increase was attributable to growth in our payment network and our value-added services and solutions.
▪Payment network net revenue increased 13%, or 16% on a currency-neutral basis. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 9%, on a local currency basis, to $2.4 trillion.
•Cross-border volume growth of 15% on a local currency basis.
•Switched transactions growth of 9%.
This increase in payment network net revenue includes growth in payment network rebates and incentives provided to customers. Payment network rebates and incentives increased 12%, or 15% on a currency-neutral basis, primarily due to an increase in our key drivers as well as new and renewed deals.
▪Value-added services and solutions net revenue increased 16%, or 18% on a currency-neutral basis. This includes a 4 percentage point increase from acquisitions. The remaining 15 percentage point increase was driven primarily by our security and digital and authentication solutions, and consumer acquisition and engagement services, growth in our underlying key drivers, and pricing.
•Total operating expenses increased 13%. Excluding the impact of First Quarter Special Items, adjusted operating expenses increased 13%, or 14% on a currency neutral basis. This includes a 4 percentage point increase from acquisitions. The remaining increase was primarily due to higher general and administrative and advertising and marketing expenses.
•Other income (expense) was unfavorable $72 million versus the year ago period, primarily due to net losses in the current year versus net gains in the prior year on our equity investments and increased interest expense related to our debt portfolio, as well as decreased investment income, partially offset by interest income related to a tax matter. Excluding the impact of net gains and losses on our equity investments, adjusted other income (expense) was unfavorable $37 million versus the year ago period.
•The effective tax rate for the first quarter of 2025 was 18.6%, versus 15.4% for the comparable period in 2024. The adjusted effective tax rate for the first quarter of 2025 was 19.1%, versus 15.9% for the comparable period in 2024. Both the as-reported and as-adjusted effective tax rates were higher in 2025 primarily due to the 15% global minimum tax (“Pillar 2 Rules”) that took effect in 2025 in Singapore and various other jurisdictions. The Pillar 2 Rules primarily offset the reduction to our effective tax rate resulting from our incentive grant received from the Singapore Ministry of Finance.
•As of March 31, 2025, the company’s customers had issued 3.5 billion Mastercard and Maestro-branded cards.

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Return of Capital to Shareholders
During the first quarter of 2025, Mastercard repurchased 4.7 million shares at a cost of $2.5 billion and paid $694 million in dividends.
Quarter-to-date through April 28, the company repurchased 1.7 million shares at a cost of $884 million, which leaves $11.8 billion remaining under approved share repurchase programs.
First Quarter 2025 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its first quarter 2025 results. The dial-in information for this call is 1-888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 1-800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to the company’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, AI, information security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, countering the financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practices regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes

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•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the impact of environmental, social and governance matters and related stakeholder reaction
•the inability to attract and retain a highly qualified workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•exposure to loss or illiquidity due to our role as guarantor as well as other contractual obligations and discretionary actions we may take
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent reports on Forms 10-Q and 8-K.

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About Mastercard (NYSE: MA)
Mastercard powers economies and empowers people in more than 220 countries and territories worldwide. Together with our customers, we are building a resilient economy where everyone can prosper. We support a wide range of digital payments choices, making transactions secure, simple, smart and accessible. Our technology and innovation, partnerships and networks combine to deliver a unique set of products and services that help people, businesses and governments realize their greatest potential.
www.mastercard.com

Contacts:

Investor Relations:	Media Relations:
Devin Corr or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statements of Operations (Unaudited)
	Three Months Ended March 31,
	2025	2024
	(in millions, except per share data)
Net Revenue	$7,250	$6,348
Operating Expenses:
General and administrative	2,523	2,286
Advertising and marketing	152	116
Depreciation and amortization	275	216
Provision for litigation	151	126
Total operating expenses	3,101	2,744
Operating income	4,149	3,604
Other Income (Expense):
Investment income	88	95
Gains (losses) on equity investments, net	(29)	6
Interest expense	(182)	(150)
Other income (expense), net	5	3
Total other income (expense)	(118)	(46)
Income before income taxes	4,031	3,558
Income tax expense	751	547
Net Income	$3,280	$3,011
Basic Earnings per Share	$3.60	$3.23
Basic weighted-average shares outstanding	912	933
Diluted Earnings per Share	$3.59	$3.22
Diluted weighted-average shares outstanding	914	935

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Consolidated Balance Sheets (Unaudited)
	March 31, 2025	December 31, 2024
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$7,575	$8,442
Restricted cash and restricted cash equivalents	507	492
Restricted security deposits held for customers	1,900	1,874
Investments	319	330
Accounts receivable	3,965	3,773
Settlement assets	2,119	1,821
Prepaid expenses and other current assets	3,419	2,992
Total current assets	19,804	19,724
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $2,501 and $2,393, respectively	2,171	2,138
Deferred income taxes	1,575	1,614
Goodwill	9,352	9,193
Other intangible assets, net of accumulated amortization of $2,565 and $2,400, respectively	5,533	5,453
Other assets	10,035	9,959
Total Assets	$48,470	$48,081

Liabilities and Equity
Current liabilities:
Accounts payable	$993	$929
Settlement obligations	2,441	2,316
Restricted security deposits held for customers	1,900	1,874
Accrued litigation	1,057	930
Accrued expenses	9,263	10,393
Short-term debt	—	750
Other current liabilities	2,174	2,028
Total current liabilities	17,828	19,220
Long-term debt	18,802	17,476
Deferred income taxes	315	317
Other liabilities	4,829	4,553
Total Liabilities	41,774	41,566

Commitments and Contingencies

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,405 and 1,404 shares issued and 903 and 907 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 7 shares issued and outstanding, respectively	—	—
Additional paid-in-capital	6,326	6,442
Class A treasury stock, at cost, 502 and 497 shares, respectively	(73,995)	(71,431)
Retained earnings	75,495	72,907
Accumulated other comprehensive income (loss)	(1,155)	(1,433)
Mastercard Incorporated Stockholders' Equity	6,671	6,485
Non-controlling interests	25	30
Total Equity	6,696	6,515
Total Liabilities and Equity	$48,470	$48,081

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Consolidated Statements of Cash Flows (Unaudited)
	Three Months Ended March 31,
	2025	2024
	(in millions)
Operating Activities
Net income	$3,280	$3,011
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer incentives	476	411
Depreciation and amortization	275	216
(Gains) losses on equity investments, net	29	(6)
Share-based compensation	129	108
Deferred income taxes	37	3
Other	38	32
Changes in operating assets and liabilities:
Accounts receivable	(118)	(219)
Settlement assets	(296)	(417)
Prepaid expenses	(1,458)	(1,490)
Accrued litigation and legal settlements	119	(127)
Restricted security deposits held for customers	26	16
Accounts payable	80	(21)
Settlement obligations	124	430
Accrued expenses	(784)	(446)
Net change in other assets and liabilities	423	171
Net cash provided by operating activities	2,380	1,672
Investing Activities
Purchases of investment securities available-for-sale	(119)	(95)
Purchases of investments held-to-maturity	(8)	(66)
Proceeds from sales of investment securities available-for-sale	49	22
Proceeds from maturities of investment securities available-for-sale	76	67
Proceeds from maturities of investments held-to-maturity	16	284
Purchases of property and equipment	(159)	(157)
Capitalized software	(198)	(221)
Other investing activities	3	(8)
Net cash used in investing activities	(340)	(174)
Financing Activities
Purchases of treasury stock	(2,549)	(1,992)
Dividends paid	(694)	(616)
Proceeds from debt, net	1,242	—
Payment of debt	(750)	—
Tax withholdings related to share-based payments	(277)	(170)
Cash proceeds from employee stock plans	41	97
Net cash used in financing activities	(2,987)	(2,681)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	121	(95)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(826)	(1,278)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	10,808	10,465
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$9,982	$9,187

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Non-GAAP Financial Information
Non-GAAP financial information is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). As described more fully below, these non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments, which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses) is recognized in the respective financial statement line item on the statements of operations when the underlying forecasted transactions impact earnings. The translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments as specified above have been excluded from the company’s currency-neutral growth rates.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation, among other things. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items. The presentation of non-GAAP financial measures should not be relied upon as substitutes for the company’s measures calculated in accordance with GAAP.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures in the non-GAAP reconciliation tables below.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended March 31, 2025
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,101	57.2%	$(118)	18.6%	$3,280	$3.59
(Gains) losses on equity investments [1]	**	**	29	—%	25	0.03
Litigation provisions [2]	(151)	2.1%	**	0.5%	102	0.11
Adjusted - Non-GAAP	$2,950	59.3%	$(89)	19.1%	$3,406	$3.73

	Three Months Ended March 31, 2024
	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,744	56.8%	$(46)	15.4%	$3,011	$3.22
(Gains) losses on equity investments [1]	**	**	(6)	—%	(5)	(0.01)
Litigation provisions [3]	(126)	2.0%	**	0.5%	87	0.09
Adjusted - Non-GAAP	$2,617	58.8%	$(52)	15.9%	$3,093	$3.31

	Three Months Ended March 31, 2025 as compared to the Three Months Ended March 31, 2024
	Increase/(Decrease)
	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	13%	0.4	ppt	3.3	ppt	9%	11%
(Gains) losses on equity investments [1]	**	**		—	ppt	1%	1%
Litigation provisions [2,3]	—%	0.1	ppt	—	ppt	—%	—%
Adjusted - Non-GAAP	13%	0.5	ppt	3.2	ppt	10%	13%
Currency impact [4]	2%	0.4	ppt	0.2	ppt	3%	3%
Adjusted - Non-GAAP - currency-neutral	14%	0.9	ppt	3.4	ppt	13%	16%
Note:    Tables may not sum due to rounding.
**    Not applicable

Gains and Losses on Equity Investments
1.Represents Q1’25 net pre-tax losses of $29 million and Q1’24 net pre-tax gains of $6 million primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
First Quarter Special Items
2.Represents Q1’25 pre-tax charges of $151 million primarily as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3.Represents Q1’24 pre-tax charges of $126 million primarily due to a legal provision associated with the ATM non-discrimination rule surcharge complaints.
Other Notes
4.Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments (specifically those that manage the impact of foreign currency variability on anticipated revenues and expenses).

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended March 31, 2025
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$587	2.7%	6.7%	$437	7.3%	11,529	8.7%	$150	5.0%	1,465	975
Canada	60	(2.0)%	4.3%	58	4.4%	1,016	5.7%	2	1.8%	7	89
Europe	805	8.8%	13.0%	651	14.5%	18,281	10.1%	154	7.0%	873	924
Latin America	202	(1.7)%	12.9%	148	19.0%	6,734	12.6%	53	(1.4)%	410	501
Worldwide less United States	1,653	4.8%	10.3%	1,294	12.0%	37,560	10.0%	359	4.8%	2,756	2,489
United States	764	7.1%	7.1%	699	7.1%	10,534	6.4%	65	7.2%	279	709
Worldwide	2,417	5.5%	9.3%	1,993	10.2%	48,094	9.2%	424	5.2%	3,035	3,198
Mastercard Credit and Charge Programs
Worldwide less United States	731	2.6%	8.8%	695	9.3%	16,055	7.6%	36	0.0%	147	819
United States	386	6.0%	6.0%	375	5.9%	3,937	5.5%	11	8.0%	8	340
Worldwide	1,117	3.8%	7.8%	1,070	8.1%	19,992	7.2%	47	1.8%	156	1,159
Mastercard Debit Programs
Worldwide less United States	922	6.6%	11.6%	600	15.2%	21,505	11.8%	323	5.4%	2,608	1,670
United States	378	8.4%	8.4%	324	8.6%	6,597	7.0%	54	7.0%	270	369
Worldwide	1,300	7.1%	10.6%	924	12.8%	28,102	10.6%	376	5.6%	2,879	2,039

	For the 3 Months ended March 31, 2024
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$571	2.0%	6.9%	$425	8.8%	10,610	11.6%	$146	1.7%	1,455	937
Canada	61	7.9%	7.5%	59	7.3%	961	10.7%	2	14.1%	7	82
Europe	740	13.6%	15.8%	589	17.2%	16,608	16.5%	151	10.6%	922	836
Latin America	205	23.9%	20.9%	144	21.5%	5,979	18.8%	61	19.6%	453	437
Worldwide less United States	1,578	10.0%	12.7%	1,217	14.1%	34,158	15.1%	360	8.1%	2,837	2,293
United States	713	6.1%	6.1%	653	6.6%	9,896	7.1%	60	0.2%	273	678
Worldwide	2,290	8.8%	10.5%	1,870	11.4%	44,055	13.2%	421	6.9%	3,110	2,970
Mastercard Credit and Charge Programs
Worldwide less United States	712	8.0%	12.1%	674	12.1%	14,923	13.0%	39	12.6%	161	789
United States	364	6.4%	6.4%	354	6.5%	3,731	6.6%	10	2.9%	9	327
Worldwide	1,077	7.5%	10.1%	1,028	10.1%	18,654	11.7%	49	10.4%	170	1,116
Mastercard Debit Programs
Worldwide less United States	865	11.7%	13.1%	544	16.6%	19,235	16.9%	322	7.6%	2,675	1,503
United States	348	5.7%	5.7%	298	6.8%	6,166	7.4%	50	(0.3)%	265	351
Worldwide	1,214	9.9%	10.9%	842	13.0%	25,401	14.4%	372	6.5%	2,940	1,854

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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